Exhibit 99.2

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P

Announces Pricing of Public Offering of Common Units

Whippany, New Jersey, August 8, 2012 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban”), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that its underwritten public offering of 6,300,000 common units representing limited partner interests in Suburban was priced at $37.61 per common unit to the public for total net proceeds (after considering underwriter commissions and other estimated offering expenses) of approximately $226.5 million (or approximately $260.6 million if the underwriters exercise in full their option to purchase 945,000 additional common units). Suburban expects the delivery of the common units to occur on August 14, 2012, subject to customary closing conditions.

Suburban intends to use the net proceeds from this offering and from the underwriters’ exercise of their option to purchase additional common units, if any, to repay its borrowing of $225 million on August 1, 2012 under its 364-day incremental term loan facility provided under the First Amendment to its Amended and Restated Credit Agreement, dated August 1, 2012, incurred in connection with its acquisition of Inergy, L.P.’s retail propane operations on that date, and for working capital and general partnership purposes.

Wells Fargo Securities, BofA Merrill Lynch, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., J.P. Morgan and Raymond James are acting as joint book-running managers of the offering. Stifel Nicolaus Weisel is acting as co-manager of the offering. A copy of the preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s automatically effective shelf registration statement on Form S-3 ASR, and, when available, the final prospectus supplement, may be obtained from: Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by telephone at (800) 326-5897 or by e-mail at cmclientsupport@wellsfargo.com; BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, 7th Floor, New York, New York 10038, or by e-mail at dg.prospectus_requests@baml.com; Citigroup, Brooklyn Army Terminal, Attn: Prospectus Dept., 140 58th Street, 8th floor, Brooklyn, New York 11220, or by telephone at (800) 831-9146 or by email at batprospectusdept@citi.com; Credit Suisse, Attn: Prospectus Department, One Madison Avenue, New York, New York 10010, or by telephone at (800) 221-1037 or by email at newyork.prospectus@credit-suisse.com; Deutsche Bank Securities Inc., Attn.: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, or by telephone at (800) 503-4611 or by email at prospectus.CPDG@db.com; Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, or by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (866) 803-9204; or Raymond James, Attn: Prospectus Department, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863 or by email at prospectus@raymondjames.com.

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus may also be obtained at no charge at www.sec.gov, the website for the Securities and Exchange Commission (the “SEC”).

The common units are being offered pursuant to an automatically effective shelf registration statement, which Suburban filed with the SEC on August 7, 2012. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction. The offering of the common units was and will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange, and is headquartered in Whippany, New Jersey. Suburban serves the energy needs of its residential, commercial, industrial and agricultural customers in 41 states.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect Suburban’s expectations or forecasts based on assumptions made by Suburban. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward-looking statements. These risks are further described in Suburban’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

SOURCE:

Suburban Propane Partners, L.P., Michael Stivala, Chief Financial Officer, (973) 503-9252

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